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                                                                     EXHIBIT 5.1

                  OPINION AND CONSENT OF HUGHES & LUCE, L.L.P.

                       [HUGHES & LUCE, L.L.P. LETTERHEAD]

                                February 1, 1999

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

     We have acted as counsel to Perot Systems Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 7,475,000 shares of the Company's Class A common stock, par value $0.01 per share (the "Common Stock"), as described in the Registration Statement of the Company on Form S-1 (No. 333-60755) as supplemented by a subsequent registration statement filed pursuant to Rule 426(b) under the Act (together, the "Registration Statement") filed with the Securities and Exchange Commission. Upon effectiveness, the Company proposes to sell such shares to the underwriters (the "Underwriters") listed in the final Prospectus (the "Prospectus") that forms a part of the Registration Statement.

     In rendering this opinion, we have examined and relied upon executed originals, counterparts or copies of such documents, records and certificates (including certificates of public officials and officers of the Company) as we considered necessary or appropriate for enabling us to express the opinions set forth herein. In all such examinations, we have assumed the authenticity and completeness of all documents submitted to us as originals and the conformity to originals and completeness of all documents submitted to us as photostatic, conformed, notarized or certified copies.

     Based on the foregoing, we are of the opinion that the Common Stock, when issued and sold to the Underwriters as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     This opinion may be filed as an exhibit to the Registration Statement. We also consent to the reference to this firm as having passed on the validity of the Common Stock under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                            Very truly yours,

                                            /s/ HUGHES & LUCE, L.L.P.